Exhibit 8.1

October 26, 2004

eLong, Inc.

Block B. Xing Ke Plaza

10 Jiuxianqiao Zhonglu

Chaoyang District, Beijing 100016

People’s Republic of China

Ladies and Gentlemen:

We have acted as special United States counsel to eLong, Inc., a company limited organized under the laws of the Cayman Islands (the “Company”), in connection with the issuance and sale by the Company of American Depositary Shares (the “ADSs”) pursuant to a Registration Statement on Form F-1 (File No. 333-119606) filed with the Securities and Exchange Commission (the “Commission”), as amended through the date hereof (the “Registration Statement”).

In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) Amendment No. 1 to the Registration Statement as filed with the Commission on October 12, 2004 (iii) Amendment No. 2 to the Registration Statement as filed with the Commission on October 20, 2004, (iv) Amendment No. 3 to the Registration Statement as filed with the Commission on October 26, 2004 and the prospectus included therein (the “Prospectus”), and (v) such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. Our opinion is conditioned on the initial and continuing accuracy of the facts, information, and analyses set forth in such documents, certificates, and records.

For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, or photostatic copies, and the authenticity of the originals of such latter documents. We have assumed that such documents, certificates, and records are duly authorized, valid, and enforceable.

In addition, we have relied upon statements and representations of the officers and other representatives of the Company and others, and we have assumed that such statements and representations are and will continue to be correct without regard to any qualification as to knowledge or belief.

Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury regulations, judicial decisions, published positions of the Internal Revenue Service, and such other authorities as we have considered relevant, all as in effect as of the date of this opinion and all of which are subject to differing interpretations or change at any time (possibly with retroactive effect). A change in the authorities upon which our opinion is based could affect the conclusions expressed herein. There can be no assurance, moreover, that our opinion expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court.

Based upon and subject to the foregoing, we are of the opinion that under current United States federal income tax law, although the discussion set forth under the caption “United States Federal Income Taxation” does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership, and disposition of the ADSs, such discussion constitutes our opinion as to the material United States federal income tax consequences to U.S. Holders (as defined in the Prospectus) who purchase the ADSs pursuant to the Prospectus.

eLong, Inc.

October 26, 2004

Except as set forth above, we express no other opinion. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in respect of the matters stated or assumed herein or any subsequent changes in applicable law.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

Skadden, Arps, Slate, Meagher & Flom LLP